Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2021

FOX REPORTS FOURTH QUARTER FISCAL 2021

NET INCOME OF $272 MILLION,

EARNINGS PER SHARE OF $0.43 AND

REVENUES OF $2.89 BILLION

FOX REPORTS FULL YEAR FISCAL 2021

NET INCOME OF $2.20 BILLION,

EARNINGS PER SHARE OF $3.61 AND

REVENUES OF $12.91 BILLION

NEW YORK, NY, August 4, 2021 – Fox Corporation (Nasdaq: FOXA, FOX; “FOX” or the “Company”) today reported financial results for the three months and twelve months ended June 30, 2021.

Commenting on the results, Executive Chairman and Chief Executive Officer Lachlan Murdoch said:

“Our exceptional Fiscal 2021 financial results highlight the strength of our distinct strategy and serve as a foundation for sustained operating momentum. Despite the challenges presented by COVID, our businesses continued to inform and entertain households across the country. And in the midst of it all, we strengthened our core brands and expanded our digital capabilities, which together provide a robust platform for future growth. We look forward to the year ahead, anticipating the return of normalized sports and entertainment calendars and the start of the midterm election cycle. FOX’s core live event programming, coupled with its growing digital businesses, will continue to deliver audiences on an unmatched scale for our advertising and distribution partners.”

FOURTH QUARTER COMPANY RESULTS

The Company reported quarterly net income of $272 million as compared to the $145 million reported in the prior year quarter. Net Income attributable to Fox Corporation stockholders was $253 million ($0.43 per share) as compared to the $122 million ($0.20 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $381 million ($0.65 per share) as compared to the $375 million ($0.62 per share) reported in the prior year quarter.

Total quarterly revenues increased 20% to $2.89 billion with strong growth across all revenue categories. Affiliate revenues increased 10% with 16% growth at the Television segment and 6% growth at the Cable Network Programming segment. Advertising revenues increased 38%, reflecting 51% growth at the Television segment and 17% growth at the Cable Network Programming segment. Other revenues increased by $56 million or 30%.

Quarterly Adjusted EBITDA2 was $717 million as compared to the $742 million reported in the prior year quarter, as the revenue increases noted above were more than offset by higher programming rights amortization, primarily due to schedule changes caused by Coronavirus Disease 2019 (“COVID-19”), and increased digital investment.

[1]

Excludes net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net and tax provision adjustments. See Note 1 for a description of adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income and earnings per share attributable to Fox Corporation stockholders to adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders.

[2]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2021

FULL YEAR COMPANY RESULTS

The Company reported full year net income of $2.20 billion as compared to the $1.06 billion reported in the prior year. Net Income attributable to Fox Corporation stockholders was $2.15 billion ($3.61 per share) as compared to the $999 million ($1.62 per share) reported in the prior year. Adjusted net income attributable to Fox Corporation stockholders was $1.71 billion ($2.88 per share) as compared to the $1.53 billion ($2.48 per share) reported in the prior year.

Total full year revenues increased 5% to $12.91 billion. Reported affiliate revenues increased 9%, led by 20% growth at the Television segment. Advertising revenues increased 2% as 15% growth at the Cable Network Programming segment, the consolidation of Tubi and record political revenues at the FOX Television Stations were partially offset by the absence of the prior year’s broadcast of Super Bowl LIV at the Television segment. Other revenues were $1.04 billion as compared to the $1.06 billion reported in the prior year, primarily due to the timing of sports sublicensing revenues at the Cable Network Programming segment as a result of COVID-19.

Full year Adjusted EBITDA increased 11% to $3.09 billion as the revenue increases noted above were partially offset by higher expenses. The increase in expenses primarily reflects the consolidation of Tubi and contractual annual rights escalators at FOX Sports, partially offset by the absence of the prior year’s broadcast of Super Bowl LIV.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2021

REVIEW OF OPERATING RESULTS

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020
	$ Millions
Revenues by Component:

Affiliate fee	$1,665	$1,519	$6,435	$5,908
Advertising	982	712	5,431	5,333
Other	243	187	1,043	1,062

Total revenues	$2,890	$2,418	$12,909	$12,303

Segment Revenues:
Cable Network Programming	$1,399	$1,271	$5,683	$5,492
Television	1,447	1,113	7,048	6,661
Other, Corporate and Eliminations	44	34	178	150

Total revenues	$2,890	$2,418	$12,909	$12,303

Adjusted EBITDA:
Cable Network Programming	$674	$674	$2,876	$2,706
Television	148	169	555	430
Other, Corporate and Eliminations	(105)	(101)	(344)	(357)

Adjusted EBITDA[3]	$717	$742	$3,087	$2,779

Depreciation and amortization:
Cable Network Programming	$14	$15	$55	$59
Television	27	27	104	73
Other, Corporate and Eliminations	43	52	141	126

Total depreciation and amortization	$84	$94	$300	$258

[3]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2021

CABLE NETWORK PROGRAMMING

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020
	$ Millions
Revenues
Affiliate fee	$1,026	$968	$3,995	$3,870
Advertising	314	269	1,337	1,164
Other	59	34	351	458

Total revenues	1,399	1,271	5,683	5,492
Operating expenses	(564)	(450)	(2,289)	(2,316)
Selling, general and administrative	(166)	(152)	(540)	(494)
Amortization of cable distribution investments	5	5	22	24

Segment EBITDA	$674	$674	$2,876	$2,706

Three Months Ended June 30, 2021

Cable Network Programming reported quarterly segment revenues of $1.40 billion, an increase of $128 million or 10% from the amount reported in the prior year quarter. Affiliate revenues increased $58 million or 6%, driven by contractual price increases, including the impact of distribution agreement renewals. Advertising revenues increased $45 million or 17%, primarily due to continued digital monetization at FOX News Media and the impact of additional live events and studio shows at FOX Sports in the current year quarter, as compared to the postponements and cancellations in the prior year quarter as a result of COVID-19. Other revenues increased $25 million, primarily due to the timing of sublicensing revenues at FOX Sports as a result of COVID-19 and higher subscription revenues at FOX News Media.

Cable Network Programming reported quarterly segment EBITDA of $674 million, unchanged from the prior year quarter, as the revenue increases noted above were offset by higher expenses. The increase in expenses primarily reflects higher programming rights amortization at FOX Sports associated with the return of live events and increased digital investment at FOX News Media.

Twelve Months Ended June 30, 2021

Cable Network Programming reported full year segment revenues of $5.68 billion, an increase of $191 million or 3% from the amount reported in the prior year. Advertising revenues increased $173 million or 15%, primarily due to stronger linear and digital results at FOX News Media, including the impact of the presidential election cycle. Affiliate revenues increased $125 million or 3% as healthy underlying increases in affiliate revenues were partially offset by the impact of an accrual for potential distribution credits as a result of cancelled college football games due to COVID-19. Other revenues were $351 million as compared to the $458 million reported in the prior year, primarily due to the timing of sports sublicensing revenues and pay-per-view boxing content at FOX Sports as a result of COVID-19.

Cable Network Programming reported full year segment EBITDA of $2.88 billion, an increase of $170 million or 6% from the amount reported in the prior year, primarily due to the revenue increases noted above.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2021

TELEVISION

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020
	$ Millions
Revenues
Advertising	$668	$443	$4,094	$4,169
Affiliate fee	639	551	2,440	2,038
Other	140	119	514	454

Total revenues	1,447	1,113	7,048	6,661
Operating expenses	(1,049)	(724)	(5,662)	(5,437)
Selling, general and administrative	(250)	(220)	(831)	(794)

Segment EBITDA	$148	$169	$555	$430

Three Months Ended June 30, 2021

Television reported quarterly segment revenues of $1.45 billion, an increase of $334 million or 30% from the amount reported in the prior year quarter. Advertising revenues increased $225 million or 51%, primarily due to a recovering base market at the FOX Television Stations, as compared to the impact of COVID-19 in the prior year quarter, continued growth at Tubi and strong pricing at FOX Entertainment. Affiliate revenues increased $88 million or 16%, driven by increases in fees from third-party FOX affiliates and higher average rates at the Company’s owned and operated television stations. Other revenues increased $21 million or 18%, primarily due to higher content revenues at Bento Box and FOX Entertainment.

Television reported quarterly segment EBITDA of $148 million, as compared to the $169 million reported in the prior year quarter, as the revenue trends noted above were more than offset by higher expenses. The increase in expenses primarily reflects the timing of programming rights amortization at FOX Entertainment as a result of COVID-19 and increased investment at Tubi.

Twelve Months Ended June 30, 2021

Television reported full year segment revenues of $7.05 billion, an increase of $387 million or 6% from the amount reported in the prior year. Affiliate revenues increased $402 million or 20%, driven by increases in fees from third-party FOX affiliates and higher average rates at the Company’s owned and operated television stations. Other revenues increased $60 million or 13%, primarily due to higher content revenues at Bento Box. Advertising revenues were $4.09 billion as compared to the $4.17 billion reported in the prior year, as the impact of the consolidation of Tubi and record political advertising revenues at the FOX Television Stations were more than offset by the absence of the prior year’s broadcast of Super Bowl LIV.

Television reported full year segment EBITDA of $555 million, an increase of $125 million or 29% from the amount reported in the prior year, as the revenue increases noted above were partially offset by higher expenses. The increase in expenses primarily reflects the consolidation of Tubi and contractual annual rights escalators at FOX Sports, partially offset by the absence of the prior year’s broadcast of Super Bowl LIV.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2021

DIVIDEND

The Company’s Board of Directors has authorized an increase in the Company’s semi-annual dividend and has declared a dividend of $0.24 per Class A and Class B share. This dividend is payable on September 29, 2021 with a record date for determining dividend entitlements of September 1, 2021.

SHARE REPURCHASE PROGRAM

On November 6, 2019, the Company announced the authorization of a $2 billion stock repurchase program. On June 17, 2021, the Company announced the authorization of incremental stock repurchases up to an additional $2 billion. To date, the Company has repurchased $1.17 billion of its Class A common stock and $484 million of its Class B common stock.

IMPACT OF COVID-19

The COVID-19 pandemic has resulted in widespread and continuing negative impacts on the macroeconomic environment and disruption to the Company’s business. Weak economic conditions and increased volatility and disruption in the financial markets pose risks to the Company and its business partners, including advertisers whose expenditures tend to reflect overall economic conditions. Although the COVID-19 pandemic did not cause a significant reduction in the Company’s advertisers’ spending in fiscal 2021, future declines in the economic prospects of advertisers or the economy in general could negatively impact their advertising expenditures further. To date, the Company has not experienced meaningful subscriber declines due to the pandemic. However, there could be industry-wide changes in consumer behavior due to the pandemic, such as increasing numbers of consumers canceling or foregoing subscriptions to MVPD services, that could adversely affect the Company’s affiliate fee and advertising revenues. In addition, the Company’s business depends on the volume and popularity of the content it distributes, particularly sports content. As a result of the COVID-19 pandemic, there have been cancellations or postponements of live sports events to which the Company has broadcast rights and suspensions of the production of certain entertainment content. These content disruptions have adversely affected the Company’s advertising and affiliate fee revenues and there could be additional adverse impacts on its advertising or affiliate fee revenues in the future. To the extent the COVID-19 or other pandemic further negatively impacts the timing of or the Company’s ability to air sports events, particularly MLB, NFL or college sports, it could result in a significantly greater adverse effect on the Company’s business, financial condition or results of operations than the Company has experienced thus far.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses, including the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed with the SEC on August 10, 2020, and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2021

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.

CONTACTS

Joe Dorrego, Investor Relations	Megan Klein, Press Inquiries
212-852-7856	310-369-1363

Dan Carey, Investor Relations 212-852-7955

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2021

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020
	$ Millions, except per share amounts
Revenues	$2,890	$2,418	$12,909	$12,303
Operating expenses	(1,638)	(1,187)	(8,037)	(7,807)
Selling, general and administrative	(540)	(494)	(1,807)	(1,741)
Depreciation and amortization	(84)	(94)	(300)	(258)
Impairment and restructuring charges	—	(442)	(35)	(451)
Interest expense	(99)	(100)	(395)	(369)
Interest income	1	2	4	35
Other, net[4]	(173)	97	579	(248)

Income before income tax expense	357	200	2,918	1,464
Income tax expense	(85)	(55)	(717)	(402)

Net income	272	145	2,201	1,062

Less: Net income attributable to noncontrolling interests	(19)	(23)	(51)	(63)

Net income attributable to Fox Corporation stockholders	$253	$122	$2,150	$999

Weighted average shares:	586	609	595	616
Net income attributable to Fox Corporation stockholders per share:	$0.43	$0.20	$3.61	$1.62

[4]	Other, net presented above includes Equity losses of affiliates.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2021

CONSOLIDATED BALANCE SHEETS

	June 30, 2021	June 30, 2020
Assets:	$ Millions
Current assets:
Cash and cash equivalents	$5,886	$4,645
Receivables, net	2,029	1,888
Inventories, net	729	856
Other	105	97

Total current assets	8,749	7,486

Non-current assets:
Property, plant and equipment, net	1,708	1,498
Intangible assets, net	3,154	3,198
Goodwill	3,435	3,409
Deferred tax assets	3,822	4,358
Other non-current assets	2,058	1,801

Total assets	$22,926	$21,750

Liabilities and Equity:
Current liabilities:
Borrowings	$749	$—
Accounts payable, accrued expenses and other current liabilities	2,253	1,906

Total current liabilities	3,002	1,906

Non-current liabilities:
Borrowings	7,202	7,946
Other liabilities	1,336	1,482
Redeemable noncontrolling interests	261	305
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	3	3
Class B common stock, $0.01 par value	3	3
Additional paid-in capital	9,453	9,831
Retained earnings	1,982	674
Accumulated other comprehensive loss	(318)	(417)

Total Fox Corporation stockholders’ equity	11,123	10,094
Noncontrolling interests	2	17

Total equity	11,125	10,111

Total liabilities and equity	$22,926	$21,750

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2021

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended June 30,
	2021	2020
	$ Millions
Operating Activities:
Net income	$2,201	$1,062
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	300	258
Amortization of cable distribution investments	22	24
Impairment and restructuring charges, net of termination payments	35	133
Equity-based compensation	147	137
Other, net	(579)	248
Deferred income taxes	534	283
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(269)	224
Inventories net of program rights payable	190	181
Accounts payable and accrued expenses	282	(87)
Other changes, net	(224)	(98)

Net cash provided by operating activities	2,639	2,365

Investing Activities:
Property, plant and equipment	(484)	(359)
Acquisitions, net of cash acquired	(51)	(1,061)
Proceeds from dispositions, net	93	60
Sale of investments	—	349
Purchase of investments	(86)	(103)
Other investing activities, net	—	14

Net cash used in investing activities	(528)	(1,100)

Financing Activities:
Borrowings	—	1,191
Repurchase of shares	(1,001)	(600)
Non-operating cash flows from (to) The Walt Disney Company	112	(95)
Settlement of Divestiture Tax prepayment	462	—
Dividends paid and distributions	(330)	(335)
Purchase of subsidiary noncontrolling interest	(67)	—
Other financing activities, net	(46)	(15)

Net cash (used in) provided by financing activities	(870)	146

Net increase in cash and cash equivalents	1,241	1,411
Cash and cash equivalents, beginning of year	4,645	3,234

Cash and cash equivalents, end of year	$5,886	$4,645

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2021

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net, and tax provision adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended June 30, 2021 and 2020:

	Three Months Ended
	June 30, 2021		June 30, 2020
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net income	$272		$145
Less: Net income attributable to noncontrolling interests	(19)		(23)

Net income attributable to Fox Corporation stockholders	$253	$0.43	$122	$0.20
Impairment and restructuring charges	—	—	442	0.73
Other, net[5]	173	0.30	(101)	(0.17)
Tax provision	(45)	(0.08)	(88)	(0.14)

As adjusted	$381	$0.65	$375	$0.62

[5]	Other, net presented above excludes Equity losses of affiliates.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2021

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the twelve months ended June 30, 2021 and 2020:

	Twelve Months Ended
	June 30, 2021		June 30, 2020
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net income	$2,201		$1,062
Less: Net income attributable to noncontrolling interests	(51)		(63)

Net income attributable to Fox Corporation stockholders	$2,150	$3.61	$999	$1.62
Impairment and restructuring charges	35	0.06	451	0.73
Other, net[6]	(586)	(0.98)	231	0.38
Tax provision	114	0.19	(153)	(0.25)

As adjusted	$1,713	$2.88	$1,528	$2.48

[6]	Other, net presented above excludes Equity losses of affiliates.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2021

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Interest expense, Interest income, Other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences and the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three and twelve months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020
	$ Millions
Net income	$272	$145	$2,201	$1,062
Add:
Amortization of cable distribution investments	5	5	22	24
Depreciation and amortization	84	94	300	258
Impairment and restructuring charges	—	442	35	451
Interest expense	99	100	395	369
Interest income	(1)	(2)	(4)	(35)
Other, net	173	(97)	(579)	248
Income tax expense	85	55	717	402

Adjusted EBITDA	$717	$742	$3,087	$2,779